UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3520 Challenger Street,	Torrance,	California	90503-1640
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At our 2025 annual stockholders’ meeting on July 8, 2025, stockholders approved the three proposals set forth below. Each proposal is described in more detail in our definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on May 29, 2025 (our “2025 Proxy Statement”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes applicable to each proposal, are set forth below.

Proposal No. 1—Director Election: The following nominees were reelected to the board of directors as Class I directors for terms expiring at the 2028 annual stockholders’ meeting and until their respective successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gene Sheridan	79,516,849	2,916,681	47,743,002

Ranbir Singh	73,304,449	9,129,081	47,743,002

Cristiano Amoruso	75,380,362	7,053,168	47,743,002

Proposal No. 2—Say on Pay: By the following votes, stockholders adopted a resolution approving, on an advisory basis, the compensation of our named executive officers as disclosed in the summary compensation table and related narrative discussion in our 2025 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,102,368	2,531,474	1,799,688	47,743,002

Proposal No. 3—Ratification of Appointment of Auditors: By the following votes, stockholders ratified, on an advisory basis, the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2025.

Votes For	Votes Against	Abstentions
122,117,163	274,106	7,785,263

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: July 8, 2025
	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer